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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48476) pertaining to the Investment Plan for Employees of Mallinckrodt Inc. and in the related Prospectus of our report dated December 6, 2002, with respect to the financial statement of the Investment Plan for Employees of Mallinckrodt Inc. included in this Annual Report (Form 11-K) for the period ended June 11, 2003.

/s/ STONE, CARLIE & COMPANY, L.L.C. Stone Carlie & Company, L.L.C. St. Louis, Missouri October 21, 2003

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Consent of Independent Auditors